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Exhibit 5.1

                                   HUNTON & WILLIAMS
                             RIVERFRONT PLAZA, EAST TOWER
                                  951 EAST BYRD STREET
                             RICHMOND, VIRGINIA 23219-4074
                                TELEPHONE (804) 788-8200
                                FACSIMILE (804) 788-8218

                                                              FILE NO.: 52058.2
                                                    DIRECT DIAL: (804) 788-8200

                              February 18, 1997



Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

                            Ocwen Asset Investment Corp.
                         Registration Statement on Form S-11
                         -----------------------------------

    Ladies and Gentlemen:

    We have acted as counsel to Ocwen Asset Investment Corp., a Virginia corporation (the "Company"), in connection with the Company's registration statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale by the Company of up to 14,375,000 shares of common stock, $.01 par value (the "Common Stock").

    In this capacity, we have examined the Registration Statement, the Company's Articles of Incorporation (as amended), Bylaws, other records, and certificates of its officers and of public officials as we have deemed necessary.

    Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the issuance of the Common Stock as described in the Registration Statement has been validly authorized and, when issued and sold as described in the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                               VERY TRULY YOURS,

                               HUNTON & WILLIAMS

    02151/07938